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                                                                     EXHIBIT 3.6



                           CERTIFICATE OF DESIGNATION
                                     OF THE
                 SERIES A NON-VOTING CONVERTIBLE PREFERRED STOCK
                           (PAR VALUE $.001 PER SHARE)
                                       OF
                         CONTINUUS SOFTWARE CORPORATION


                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE



        CONTINUUS SOFTWARE CORPORATION (the "Company"), a company organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), in accordance with the provisions of Section 103 thereof, and pursuant to Section 151 thereof, DOES HEREBY CERTIFY:

        That the Restated Certificate of Incorporation of the Company (the "Restated Certificate") authorizes the creation of up to 5,000,000 shares of the Company's preferred stock, par value $.001 per share (such preferred stock, together with all other preferred stock of the Company the creation of which is in the future authorized by the Restated Certificate, referred to herein as the "Preferred Stock"); and

        That pursuant to the authority conferred upon the Board of Directors (the "Board") by the Restated Certificate, the Board on August 24, 1999, approved the creation and issuance of shares of Preferred Stock to be issued in one series and adopted the following resolution creating a series of 5,000 shares of Preferred Stock designated as set forth below:

        RESOLVED, that pursuant to the authority expressly granted to and vested in the Board by provisions of the Restated Certificate and the DGCL, the issuance of a series of Preferred Stock, which shall consist of 5,000 shares of the 5,000,000 shares of Preferred Stock which the Company now has authority to issue, be, and the same hereby is, authorized, and the Board hereby fixes the powers, designations, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, set forth in the Restated Certificate which may be applicable to the Preferred Stock) authorized by this resolution as follows:

SECTION 1. DESIGNATION OF SERIES A NON-VOTING CONVERTIBLE PREFERRED STOCK. The designation of such series of Preferred Stock authorized by this resolution shall be "Series A Non-Voting Convertible Preferred Stock." The Series A Non-Voting Convertible Preferred Stock (the "Series A Preferred") is issuable solely in whole shares that shall entitle the holder thereof to participate in the distributions and to have the benefit of all other rights of holders of Series A Preferred, as set forth herein and in the Restated Certificate.

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SECTION 2. DIVIDEND RIGHTS OF SERIES A PREFERRED. When and if the Board shall declare a dividend or distribution payable with respect to the then-outstanding shares of Common Stock of the Company, the holders of the Series A Preferred shall be entitled to the amount of dividends per share that would be payable on the largest number of whole shares of Common Stock into which a holder's aggregate shares of Series A Preferred could then be converted pursuant to
Section 3(a) hereof (such number to be determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend).

SECTION 3.     CONVERSION PRIVILEGES.

        (a) RIGHTS OF CONVERSION. Subject to the other provisions of this Certificate of Designation, each share of Series A Preferred shall be convertible, without payment of any additional consideration by the holder thereof and at the option of such holder, into 100 fully paid and nonassessable shares of Common Stock, plus accrued but unpaid dividends under Section 2, at the office of the Company or any transfer agent for such stock.

        (b) AUTOMATIC CONVERSION.

               (i) Subject to the other provisions of this Certificate of Designation, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (a "Liquidation Event"), each share of Series A Preferred shall automatically, and without the requirement of further action by the Company or the holders, be converted into 100 fully paid and nonassessable shares of Common Stock, plus accrued but unpaid dividends under
Section 2. For purposes of this Section 3, (A) a merger or consolidation of the Company with or into any other company or companies, or the merger of any other company or companies into the Company, in which consolidation or merger the stockholders of the Company receive distributions in cash or in securities of another company as a result of such consolidation or merger or (B) a sale of all or substantially all of the assets of the Company, shall be treated as a Liquidation Event.

               (ii) Subject to the other provisions of this Certificate of Designation, each share of Series A Preferred shall automatically be converted into 100 fully paid and nonasessable shares of Common Stock, plus accrued but unpaid dividends under Section 2, upon the written consent of the holders of 662/3% of the outstanding Series A Preferred.

        (c) LIMITS ON CONVERSION. Notwithstanding any other provision of this
Section 3, if a converting holder of shares of Series A Preferred is a registered bank holding company subject to the Bank Holding Company Act of 1956, as amended, or an affiliate thereof, the total number of shares of Common Stock held by such converting holder, aggregated with any shares of Common Stock held by any affiliate of such holder, after giving effect to the proposed conversion shall be less than 5% of the total shares of Common Stock outstanding immediately after such conversion and in the event a change in federal law permits a registered bank holding company to acquire in excess of 5% of the voting shares of the Company, such a holder may convert its shares to Common Stock to the maximum extent permitted by then current federal law. For purposes of calculating the total number of shares of Common Stock held by the converting holder



                                       2.
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and its affiliates, shares of Common Stock previously held by such converting holder or its affiliates shall be added to the sum of shares currently held by the converting holder and its affiliates, unless those shares were sold through a widely-dispersed public offering, sales in the public secondary market or through private placements in which no purchasers acquired individually or in concert with others, more than 2% of the shares of Common Stock then outstanding.

        (d) MECHANICS OF CONVERSION. Before any holder of Series A Preferred shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates thereof, duly endorsed, at the office of the Company or of any transfer agent for such stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued; provided, however, that in the event of an automatic conversion pursuant to
Section 3(b), the outstanding shares of Series A Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; and provided, further, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Series A Preferred are either delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate. The Company shall, as soon as practicable after delivery of the Series A Preferred certificates, issue and deliver at such office to such holder of Series A Preferred or its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred to be converted. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

        (e) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Company shall at any time or from time to time after the date that the first share of Series A Preferred is issued (the "Original Issue Date") effect a subdivision of the outstanding Common Stock, a corresponding subdivision of the Series A Preferred shall automatically be effected. Conversely, if the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, a corresponding combination of the Series A Preferred shall automatically be effected. Any adjustment under this Section 3(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

        (f) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series A Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section
3), in any such event each holder of Series A Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of



                                       3.
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Common Stock into which such shares of Series A Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

        (g) CERTIFICATES AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate prepared by the Company setting forth (i) such adjustments and readjustments and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred.

        (h) NOTICES OF RECORD DATE. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, the Company shall mail to each holder of Series A Preferred at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

        (i) ISSUE TAXES. The holders of Series A Preferred shall pay any and all issue, transfer and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred pursuant hereto.

        (j) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Restated Certificate. All shares of Common Stock which are issuable upon such conversion shall, when issued, be duly and legally issued, fully paid and nonassessable and free of all taxes, liens and charges.

        (k) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred. All shares of Common Stock (including fractions



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thereof) issuable upon conversion of more than one share of Series A Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the corresponding fraction of the closing price of the Company's Common Stock on the Nasdaq National Market (or any other national securities exchange on which the Common Stock is then traded) on the day immediately preceding the conversion. If the Company's Common Stock is not listed on a national securities exchange, then the current fair market value of the Common Stock shall be as determined in good faith by the Company's Board of Directors.

        (l) NOTICES. Any notice required by the provisions of this Section 3 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when telephonically confirmed if sent by telex or facsimile, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

SECTION 4.     LIMITATION ON ISSUANCE OF SHARES UPON CONVERSION.

        (a) The following definitions shall apply to this Certificate of
Designation:

               (i) "Maximum Share Amount" shall mean the number of shares of the Company's Common Stock equal to 19.99% of the Company's Common Stock then outstanding;

               (ii) "Excess Shares" shall mean Common Stock of the Company which, upon issuance, results in the beneficial ownership (as defined in Rule 13(d)-3 of the Securities Exchange Act of 1934) by a holder of shares of Common Stock in excess of the Maximum Share Amount;

               (iii) "Exchange Rules" shall mean the rules or regulations of Nasdaq or any other principal securities market upon which the Common Stock of the Company is or becomes traded.

        (b) Except as provided in Section 4(c) hereof, the Company shall not be obligated to issue upon conversion of the Series A Preferred, in the aggregate, Excess Shares if such issuance in excess of the Maximum Shares Amount would constitute a breach or violation of the Company's obligations under the Exchange Rules.

        (c) To the extent the Company will be required, or it appears likely to the Board of Directors of the Company that the Company will be required, to issue any Excess Shares, the Company shall promptly use its best efforts to obtain stockholder approval in accordance with Delaware law, the applicable rules of the Securities and Exchange Commission and the Exchange Rules.



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SECTION 5.     VOTING RIGHTS.

        (a) Holders of Series A Preferred shall not be entitled to vote with holders of Common Stock, including without limitation in the election of directors of the Company, or as a separate class, except as otherwise provided by the DGCL and in this Section 5. To the extent that, under the DGCL, the vote of the holders of the Series A Preferred, voting separately as a class or series as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the holders of at least a majority of the shares of the Series A Preferred represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series A Preferred (except as otherwise may be required under the DGCL) shall constitute the approval of such action by the class. Holders of the Series A Preferred shall be entitled to notice of all shareholder meetings or written consents (and copies of proxy materials and other information sent to shareholders) with respect to which they would be entitled as of right under the DGCL which notice would be provided pursuant to the Company's Bylaws and the DGCL.

        (b) Notwithstanding the other provisions of this Section 5, at any time that any shares of Series A Preferred are outstanding, the Restated Certificate shall not be amended in any manner which would materially alter or change the powers, preferences or rights of the Series A Preferred so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding Series A Preferred, voting separately as a class.

SECTION 6. STATUS OF CONVERTED STOCK. In the event any shares of Series A Preferred shall be converted pursuant to Section 3 hereof, the shares so converted, redeemed or exchanged shall be cancelled and shall not be reissuable by the Company.

SECTION 7. RANK. The shares of Series A Preferred shall rank on a parity with the Common Stock as to the payment of dividends.



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        IN WITNESS WHEREOF, Continuus Software Corporation has caused this
Certificate of Designation to be signed by its President and Chief Executive Officer and attested by its Secretary this 27th day of August, 1999.

                                        CONTINUUS SOFTWARE CORPORATION



                                        By: /s/ John R. Wark
                                            ------------------------------------
                                                John R. Wark
                                                President and Chief Executive
                                                Officer


Attest:



/s/ Steven L. Johnson
------------------------------
Steven L. Johnson
Secretary



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